EXHIBIT 5.1
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                          The Law Office of
                      James G. Dodrill II, P.A.
                         3360 NW 53rd Circle
                      Boca Raton, Florida  33496
                         Tel: (561) 862-0529
                         Fax: (561) 862-0927

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                          March 6, 2001


Board of Directors
Infe.com, Inc.
8000 Towers Crescent Drive
Suite 640
Vienna, Va.  22182


RE:	Registration Statement on Form S-8


Gentlemen:

	You have requested my opinion as to whether or not the 1,000,000 shares of common stock ($0.0001 par value) to be issued to various individuals solely for services, when issued, will be legally issued and fully paid and non-assessable securities of the Company. In connection with these agreements, I have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended; the By-Laws of the Company currently in effect; and the Minutes of the Company relating to the issuance of the shares. In addition, I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as I deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, I have reviewed such statutes and regulations as I have deemed relevant and necessary. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity of all documents submitted to me as certified or photostat copies, and the authenticity of the original of such copies. I have further assumed that the recipients of the shares of common stock under this agreement will have paid the consideration required under the terms of such agreement or agreements prior to the issuance of such shares.

	Based upon the foregoing, and in reliance thereon, it is my opinion that, subject to the limitations set forth herein, the agreements made with individuals for the issuance of 1,000,000 shares of common stock to be issued, will, upon receipt of full payment,



         Exhibit 5.1 - Pg. 2



BOARD OF DIRECTORS
Infe.com, Inc.
RE:  REGISTRATION STATEMENT ON FORM S-8
PAGE 2
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issuance and delivery in accordance with the terms of the agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the shares enumerated herein which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future pursuant to such agreement, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

	This opinion is limited to the laws of the State of Florida. I express no opinion with respect to the laws of any other jurisdiction. In addition, I hereby consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the above-referenced Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.



                             Very truly yours,

                             THE LAW OFFICE OF JAMES G. DODRILL II, PA


                             /s/ Jim Dodrill
                             Jim Dodrill, President



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